SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2008

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 1, 2008, Cubist Pharmaceuticals, Inc. (the “Company”) and AstraZeneca Pharmaceuticals LP (“AstraZeneca”), an indirectly wholly-owned subsidiary of AstraZeneca PLC, entered into an exclusive Commercial Services Agreement (the “Agreement”) to allow the Company to promote and provide other support in the United States for AstraZeneca’s MERREM I.V.® (meropenem for injection), an established broad spectrum (carbapenem class) I.V. antibiotic.  AstraZeneca will manufacture and supply MERREM I.V. and will continue to provide marketing and commercial support for MERREM I.V. in the United States.

The Agreement establishes a baseline annual payment by AstraZeneca to the Company of $20 million, to be adjusted up or down based on actual sales of MERREM I.V.  The annual sales targets may be adjusted if certain events occur during the term of the Agreement that could impact sales of MERREM I.V.  The Company is obligated under the Agreement to provide certain levels of support with respect to MERREM I.V., including requirements related to sales calls to physicians, specified priority of presentation of MERREM I.V. relative to other products, and a minimum number of sales representatives and clinical science directors.

The term of the Agreement extends through December 31, 2012, unless earlier terminated.  The Agreement includes standard termination provisions for material breaches by, and bankruptcy, insolvency or changes in control of, the other party.  The Agreement may also be terminated by AstraZeneca if sales fall below certain agreed-upon thresholds, by Cubist if AstraZeneca conducts certain activities competitive with MERREM I.V. in the United States, or by either party: (i) without cause effective no earlier than January 1, 2010, (ii) in the event that the Company ceases to promote CUBICIN® (daptomycin for injection), (iii) if AstraZeneca withdraws MERREM I.V. from the market or decides or is required to restrict approved indications for MERREM I.V., (iv) in the case of certain price controls on MERREM I.V. imposed by governmental entities, or (v) in the event of certain failures of supply of MERREM I.V. by AstraZeneca.  The Agreement also would terminate automatically upon a termination or reduction to non-exclusive of AstraZeneca’s right to market MERREM I.V. in the United States pursuant to an agreement between AstraZeneca’s affiliate, AstraZeneca UK Limited, and Sumitomo Pharmaceuticals Co., Limited.

The Agreement includes certain restrictions on the Company from marketing, promoting, selling and engaging in certain other activities with respect to competing products during the term of the Agreement and for three months thereafter.

The foregoing description of the Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2008.

A copy of the press release issued in connection with the parties’ announcement of the Agreement is attached hereto as 99.1 and incorporated herein by reference.

Cubist and AstraZeneca AB, an affiliate of AstraZeneca, are parties to a December 1, 2006 Exclusive Licensing Agreement pursuant to which AstraZeneca AB has certain rights to develop and commercialize CUBICIN in China and other countries in Asia, Africa and the Middle East.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1 Press release dated July 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated: July 8, 2008